EXHIBIT 2

                                 LEUKOSITE, INC.


                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 20, 1999 by and among (i) LeukoSite, Inc., a Delaware corporation (the "Company"), (ii) Perseus Capital LLC., a Delaware limited liability company (the "Initial Investor"), and (iii) each person who becomes an Investor pursuant to
Section 10 hereof (together with the Initial Investor, the "Investors" and each individually, an "Investor").

         WHEREAS, the Company has agreed to issue and sell to the Initial Investor, and the Initial Investor has agreed to purchase from the Company, an aggregate of 1,030,928 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), all upon the terms and conditions set forth in the Stock Purchase Agreement, dated as of June 22, 1999, between the Company and the Initial Investor (the "Stock Purchase Agreement"); and

         WHEREAS, the terms of the Stock Purchase Agreements provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Initial Investor to execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. DEFINITIONS. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

         "Board" shall mean the board of directors of the Company.

         "Closing Date" shall mean the date on which the transactions contemplated by the Stock Purchase Agreements are consummated (or, if the transactions are not consummated on the same date, the first date by which the transactions contemplated by the Stock Purchase Agreements have been consummated).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Mandatory Registration Termination Date" shall mean the first day after the effective date of the Mandatory S-3 Registration Statement on which the Mandatory S-3 Registration Statement (as defined in Section 2 hereof) shall not be in effect.

         "Person" (whether or not capitalized) shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.
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                                       -2-

         "Qualifying Investor" shall have the meaning ascribed thereto in
Section 11 hereof.

         "Registrable Shares" shall mean, at the relevant time of reference thereto, the Shares then held by the Investors (including any shares of capital stock that were issued in respect thereof pursuant to a stock split, stock dividend, recombination, reclassification or the like), provided, however, that the term "Registrable Shares" shall not include any of the Shares that (i) become eligible for resale without volume limitations pursuant to Rule 144, or
(ii) are sold pursuant to a registration statement that has been declared effective under the Securities Act by the SEC.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         2. MANDATORY FORM S-3 REGISTRATION.

         (a) Within twenty (20) business days after the Closing Date, the Company will prepare and file with the SEC a registration statement on Form S-3 for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Initial Investor as the selling stockholder thereunder (the "Mandatory S-3 Registration Statement"). The Mandatory S-3 Registration Statement shall permit the Initial Investor to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Company agrees to use reasonable best efforts to cause the Mandatory S-3 Registration Statement to become effective as soon as practicable. The Company shall only be required to keep the Mandatory S-3 Registration Statement effective until the earlier to occur of (i) the date when all of the Registrable Shares registered thereunder shall have been sold and (ii) July 1, 2000; provided, that in either case such date shall be extended by the amount of time of any Suspension Period (if any). Thereafter, the Company shall be entitled to withdraw the Mandatory S-3 Registration Statement and the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Mandatory S-3 Registration Statement (or any prospectus relating thereto).

         (b) The Mandatory S-3 Registration Statement shall not be underwritten unless the Company shall otherwise elect in its sole and absolute discretion. In addition, the Company shall not require that the Mandatory S-3 Registration Statement be underwritten without the written consent of the Investors.

         (c) Notwithstanding anything in this Section 2 to the contrary, if the Company shall furnish to the Investors a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the Investors of the registration statement filed by the Company pursuant to this
Section 2 for purposes of effecting offers or sales of Registrable Shares pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the registration statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the
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                                       -3-

Investors of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Investors to use such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 90 days after delivery by the Company of the certificate referred to above in this Section 2(c). During the Suspension Period, the Investors shall not offer or sell any Registrable Shares pursuant to or in reliance upon such registration statement (or the prospectus relating thereto). The Company agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to suspend the use of the registration statement (and the prospectus relating thereto) pursuant to this Section 2(c), the Company will provide the Investors with revised prospectuses, if required, and will notify the Investors of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon such registration statement.

         2A. DEMAND FORM S-3 REGISTRATION.

         (a) Registration Upon Request; Limitations. In the event that, at any time or from time to time after the Mandatory Registration Termination Date, the Company shall receive from any Investor who holds at least twenty-five percent (25%) of the Registrable Shares a written request or requests (a "Demand Notice") that the Company effect a registration on Form S-3 (a "Demand Registration"), or any successor or substitute form, with respect to all or a part of the Registrable Shares owned by such Investor, then the Company will promptly give written notice of the proposed registration and the Investor's or Investors' request therefor to all other Investors, and, as soon as practicable, use reasonable best efforts to effect such registration of all or such portion of such Investor's or Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Investor or Investors joining in such request as are specified in a written request given within ten (10) business days after receipt of such written notice from the Company; provided, however, that the Company's obligation under this
Section 2A(a) shall be temporarily suspended if the Company has previously given a notice of the type specified in Section 3 hereof or this Section 2A(a) ("Registration Notice") from the date the Registration Notice is received until the date the registration statement referred to in the Registration Notice is declared effective (the "Temporary Suspension Period"), so long as (i) the Temporary Suspension Period is no longer than sixty-five (65) days, and (ii) the Investors are informed in writing that the Company's obligation under this
Section 2A(a) have been temporarily suspended in accordance with this provision; and provided, further, that the obligations of the Company under this Section 2A(a) shall be subject to the limitations set forth in Sections 2A(c), 2A(d) and 2A(e) below. The Company may include in any registration pursuant to Section 2A(a) hereof additional shares of Common Stock for sale for its own account or for the account of any other person who has been granted piggy-back registration rights. No registration under this Section 2A(a) shall be underwritten unless the Company shall otherwise elect in its sole and absolute discretion.

         If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Shares, then the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Shares.

         (b) Selection of Underwriters. If a registration pursuant to Section 2A(a) hereof involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company, provided that the underwriter or underwriters so selected shall be a nationally recognized investment banking firm or firms.

         (c) Limitation on Number of Registrations. The Company shall not be required to effect (i) more than two (2) registrations pursuant to Section 2A(a) and (ii)
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                                       -4-

more than one registration pursuant to Section 2A(a) during any consecutive nine
(9) month period.

         (d) Limitation on Company's Obligation. Notwithstanding anything in this Section 2A to the contrary, but in all events subject to the provisions of
Section 2A(f) hereof, the Company shall not be obligated to effect any registration pursuant to Sections 2A and 3:

                  (1) if Form S-3, or any successor or substitute form, is not then available for the registration of such Registrable Shares proposed to be sold and distributed by such Investor or Investors;

                  (2) if such Investor or Investors, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public of less than $750,000; or

                  (3) if the Company shall furnish to the Investors a certificate signed by the President and Chief Executive Officer of the Company stating that the Board has made the good faith determination that a registration would require premature disclosure of material, nonpublic information concerning the Company, its business or prospects, that such premature disclosure would be materially adverse to the Company and that it is therefore essential to suspend or defer such registration, then the Company shall have the right either to suspend the use of an effective registration statement or defer the filing of a registration statement for a period of not more than ninety (90) days (the "Deferral Period"); provided, however, that the Company may not utilize this right more than once with respect to each registration request (or registration statement filed as a result of a request) made pursuant to, and in accordance with, Section 2A(a) hereof. If the Board makes the determination described in the preceding sentence, the Company shall give written notice of such determination to the holders of Registrable Shares. The Company shall notify the holders of the expiration of the Deferral Period and shall, if such registration statement requested pursuant to Section 2A(a) hereof has not yet been filed, cause the registration statement with respect to the Demand Registration to be filed on the fifth (5th) business day following the expiration of the Deferral Period (the "Withdrawal Period") (or, if registration on such date is not practicable, as promptly as possible thereafter) unless, prior to the expiration of the Withdrawal Period, the holders holding a majority of Registrable Shares to be included in any such Demand Registration not yet filed, by written notice to the Company, withdraws the request made under Section 2(a), in which case, such request shall not count as one of the Demand Registrations permitted hereunder and the Company shall pay all expenses in connection with such registration theretofor incurred in accordance with Section 6 herein.

         (e) Limitation on Requests. Notwithstanding anything in this Section 2A to the contrary, (1) no Investor may request a registration pursuant to this
Section 2A within one hundred and eighty (180) days of the effective date of any other registration statement filed by the Company with the SEC pursuant to Sections 2A and 3; and (2) no Investor may request a registration pursuant to
Section 2A(a) at any time after the seventh (7th) anniversary of the Closing
Date.

         (f) Unavailability of Form S-3. Notwithstanding anything to the contrary expressed or implied in this Agreement, if Form S-3 or any substitute form is not then available for the registration of such Registrable Shares that would otherwise have been proposed to be sold and distributed by such Investor or Investors pursuant to this Section 2A, the Company shall be obligated to prepare and file a registration statement on Form S-1 at the written request or requests from any Investor or
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                                       -5-

Investors given in accordance with Section 2A(a) and the provisions of this
Section 2A (other than Section 2A(d)(2)) shall govern and apply to such request or requests and such registration on Form S-1.

         3.       "PIGGYBACK REGISTRATION".

                  (a) If, at any time after the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (but excluding in all cases any registration pursuant to Section 2A hereof or any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), the Company shall, each such time, give to the Investors twenty (20) days' prior written notice of its intent to do so, and such notice shall describe the proposed registration and offer such holders the opportunity to register such number of Registrable Shares as each such holder may request. Upon the written request of any Investor given within ten (10) days after the giving of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be included in such registration the Registrable Shares of such selling Investor, to the extent requested to be registered, among all holders of Registrable Shares and other persons entitled to the inclusion of their shares in such registration, pro rata on the basis of the number of shares of Common Stock that owned or held by such selling Investor to all of the shares of Common Stock owned or held by all holders and other persons entitled to be included within such registration; provided that (i) the number of Registrable Shares proposed to be sold by such selling Investor is equal to at least twenty-five percent (25%) of the total number of Registrable Shares then held by such selling Investor, (ii) such selling Investor agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register, and (iii) if the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising demand registration rights pursuant to any other agreement with the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of such selling Registrable Shares (without any reduction in the number of shares to be sold for the account of the Company or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, in which case the rights of such selling Investor shall be as provided in Section 3(b) hereof.

                  (b) If a registration pursuant to Section 3 hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Investors to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in this Section 3 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock proposed to be included in such registration for the
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                                       -6-

account of the Company and/or any stockholders of the Company (other than the Investors) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Investors), and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company (including, without limitation, the Investors), pro rata among such other stockholders (including, without limitation, the Investors) on the basis of the number of shares of Common Stock that each of them requested to be included in such registration.

                  (c) In connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 3 or otherwise to include the Registrable Shares of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

         4. OBLIGATIONS OF THE COMPANY. Whenever the Company is required under Sections 2A or 3 hereof to use its reasonable best efforts to effect the registration of any of the Registrable Shares of the Investors, the Company shall, as expeditiously as practicable:

                  (a) Prepare and file with the SEC (not later than forty-five
(45) days after receipt of a request to file a registration statement with respect to Registrable Shares pursuant to Section 3A hereof) a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however that, except to the extent otherwise provided in Section 2A hereof, the Company shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days; provided further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) use reasonable efforts to provide counsel selected by the holders of a majority of the Registrable Shares being registered in such registration ("Holders' Counsel") with an opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, and (ii) notify the Holders' Counsel of any stop order issued or threatened by the SEC and to take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

                  (c) Notify the Investors and Holders' Counsel (if any) promptly and, if requested by any Investor, confirm such advice in writing (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, and (ii) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of a registration statement.

                  (d) Furnish to the selling Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 4(e) below) as the selling Investors may reasonably request in order to facilitate the disposition of such Registrable Shares;

                  (e) Notify the Investors and Holders' Counsel (if any), at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Investors will not offer or sell Registrable Shares until the Company has notified the Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 4(e) and deliver copies of same as above provided in
Section 4(d) hereof);

                  (f) Use its reasonable best efforts to register and qualify such Registrable Shares under such other securities or Blue Sky laws of such jurisdictions as each selling Investor shall be reasonably request and do any and all other acts or things which may be reasonably necessary or advisable to enable each selling Investor to consummate the public sale or other disposition in such jurisdiction of Registrable Shares, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not then qualified or subject to process;

                  (g) Use its reasonable best efforts to cause all Registrable Shares to be listed on the Nasdaq National Stock Market; and

                  (h) Make available for inspection by any seller of Registrable Shares, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel (if any) and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), during regular business hours and upon reasonable advance notice, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement, subject to obligations of confidentiality.
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                                       -8-

         5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the Shares held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.

         6. EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to this Agreement (excluding underwriting commissions and discounts of the selling Investors), including without limitation all registration and qualification fees, printing expenses, and fees and disbursements of counsel for the Company and one counsel for the selling Investors, shall be borne by the Company.

         7. DELAY OF REGISTRATION. Subject to Section 13(d) hereof, the Investors and the Company (other than with respect to Section 4(e)) shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

         8. INDEMNIFICATION. In the event that any Registrable Shares of the Investors are included in a registration statement pursuant to this Agreement:

                  (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each selling Investor, any underwriter (as defined in the Securities Act) for the Company, and each officer, director, fiduciary, employee, member, general partner and limited partner (and affiliates thereof) of such selling Investor or such underwriter, each broker or other person acting on behalf of such selling Investor and each person, if any, who controls such selling Investor or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and leading to action or inaction required of the Company in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and, subject to the provisions of Section 8(c), the Company will reimburse on demand such selling Investor, such underwriter, such broker or other person acting on behalf of such selling Investor or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage,
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                                       -9-

liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the selling Investors, any underwriter for them or controlling person with respect to them.

                  (b) To the fullest extent permitted by law, each selling Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter for the Company (within the meaning of the Securities Act), and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or underwriter may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with such registration; and, subject to the provisions of Section 8(c), such selling Investor will reimburse on demand any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the maximum amount of liability of each selling Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such selling Investor from the sale of Registrable Shares covered by such registration statement; and provided, further, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 8. Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 8.

                  (d) If the indemnification provided for in this Section 8 from the indemnifying party is applicable by its terms but unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

                  (e) Notwithstanding anything in this Section 8 to the contrary, if, in connection with an underwritten public offering, the Company, the Investors and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this
Section 8 shall be deemed inoperative for purposes of such offering.

         9. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the use of Section 2A hereof and the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Shares to the public without registration, the Company agrees to use reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act,
(iii) as long as any Investor owns any Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Shares without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of a registration statement on Form S-3, including any successor or substitute forms, or the use of Rule 144.

         10. TRANSFER OF REGISTRATION RIGHTS.

         (a) In the event that, pursuant to Section 10.9(a) of the Stock Purchase Agreement, the Initial Investor shall assign, in whole or in part, its right to purchase Shares to any permitted assignee in accordance with the terms of the Stock Purchase Agreement, then the Initial Investor shall have the right to assign to such permitted assignee the Initial Investor's rights under this Agreement, to the extent of the interest assigned to such permitted assignee by the Initial Investor; provided, however, that no rights may be assigned to any such permitted assignee unless such permitted assignee shall execute and deliver to the Company such permitted assignee's written agreement to become a party to this Agreement and to become bound and subject to all of the terms and provisions of this Agreement to the same extent as the Initial Investor. Upon any such assignment to any such permitted assignee in accordance with the terms of this Section 10(a), such permitted assignee shall be deemed to be an "Initial Investor" for purposes of this Agreement.

         (b) Except to the extent otherwise provided in Section 10(a) hereof, none of the rights of any Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Investor (as defined below), and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement. For purposes of this Section 10(b), the term "Qualifying Investor" shall mean, with respect to any Investor,
(i) any partner, member or shareholder thereof, (ii) any person, corporation or partnership controlling, controlled by, or under common control with, such Investor or any partner thereof, or (iii) any other direct transferee from such Investor of at least 257,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends, recombinations, recapitalizations and the like). None of the rights of any Investor under this Agreement shall be transferred or assigned to any transferee of Shares pursuant to a "brokers transaction" within the meaning of Rule 144 under the Securities Act or an effective registration statement under the Securities Act. Upon transfer of Shares and rights in accordance with this Section 10(b), such Qualified Investor shall be deemed an "Investor" hereunder.

         11. LOCKUP AGREEMENT.

         (a) Each Investor which holds or owns (at the time of the written request of the Company or managing underwriter referred to below in Section 11(b) or at any time during the ninety (90) day period commencing on the effective date of the registration statement relating to such underwritten public offering of the Company's securities) of record or beneficially (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) five percent (5%) or more of the then issued and outstanding shares of common stock of the Company (including, for this purpose, shares held or owned by any and all affiliates of such Investor) hereby agrees that, at the written request of the Company or any managing underwriter of any underwritten public offering of securities of the Company, such Investor (and its affiliates) shall not, without the prior written consent of the Company or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any Securities during the ninety (90) day period commencing on the effective date of the registration statement relating to such underwritten public offering of the Company's securities. If an Investor is unable to sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any Securities pursuant to an effective registration statement as a result of the foregoing sentence, and such effective registration statement was filed pursuant to a request made under Section 2A hereof, then such request shall not count as one of the Demand Registrations permitted under Section 2A hereof.

         (b) The Company shall use reasonable best efforts to cause each officer and director of the Company who holds or owns (at the time of the written request of the Company or managing underwriter referred to below in this Section 11 or at any time during the ninety (90) day period commencing on the effective date of the registration statement relating to such underwriter public offering of the Company's securities) of record or beneficially (within the meaning of
Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) five percent (5%) or more of the then issued and outstanding shares of common stock of the Company, at the written request of the Company or any managing underwriter of any underwritten public offering of securities of the Company, not to, without the prior written consent of the Company or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any Securities during the ninety (90) day period commencing on the effective date of the registration statement relating to such underwritten public offering of the Company's securities.

         12. ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

         13. MISCELLANEOUS.

                  (a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

                  (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns and transferees, provided that the terms and conditions of Section 10 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Shares, all of such Investor's rights under this Agreement shall immediately terminate.

                  (c) Any notices to be given pursuant to this Agreement shall be in writing and shall be given by certified or registered mail, return receipt request. Notices shall be deemed given when personally delivered or when mailed to the addresses of the respective parties as set forth on Exhibit A hereto, or to such changed address of which any party may notify the others pursuant hereto, except that a notice of change of address shall be deemed given when received.

                  (d) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law will be inadequate, and each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

                  (e) This Agreement may be executed in a number of counterparts. All such counterparts together shall constitute one Agreement, and shall be binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

                  (f) Except as contemplated in Section 8 hereof, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto.

                  (g) If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

                  (h) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their permitted successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                               LEUKOSITE, INC.


                               By: /s/ Christopher K. Mirabelli
                                   ----------------------------
                                   Name:  Christopher K. Mirabelli
                                   Title: President and Chief Executive Officer


                               INITIAL INVESTOR:

                               PERSEUS CAPITAL LLC


                               By: /s/ Kenneth M. Socha
                                   --------------------
                                   Name:  Kenneth M. Socha
                                   Title: Executive Vice President

                                    Exhibit A

        All correspondence to the Company shall be addressed as follows:

                  LeukoSite, Inc.
                  215 First Street
                  Cambridge, MA 02142
                  Attention: Christopher K. Mirabelli,
                  President and Chief Executive Officer
                  Telecopier:  (617) 278-3399

                  with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts 02110
                  Attention: Julio E. Vega, Esq.
                  Telecopier:  (617) 951-8736

    All correspondence to the Initial Investor shall be addressed as follows:

                  Perseus Capital, LLC
                  The Army and Navy Club Building
                  1627 I Street, N.W., Suite 610
                  Washington D.C. 20006
                  Telecopy:  (202) 463-6215
                  Attention:  Christopher D. Earl, Ph.D.

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Telecopy:   (212) 757-3990
                  Attention:  Bruce A. Gutenplan, Esq.